Exhibit 10.23

BASE SALARIES OF NAMED EXECUTIVE OFFICERS OF THE REGISTRANT

     The following are the base salaries (on an annual basis) of the named executive officers of the Company:

Name and Title	Base Salary(1)
Errol De Souza President and Chief Executive Officer	$463,500
Gerard J. Michel Chief Financial Officer, Vice President Corporate Development and Treasurer	$326,000
Alan Krasnser Chief Medical Officer	$321,000
Paul Bavier General Counsel and Secretary	$217,000
Erik Steiner Vice President, Operations	$210,000

(1)	Base salaries effective October 1, 2011.